SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                 FORM 8-K/A


                           Current Report Pursuant
                       to Section 13, or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)      May 23, 2000

                             PARLEX CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


                                Massachusetts
               (State or Other Jurisdiction of Incorporation)


                0-12942                               04-2464749
        (Commission File Number)          (IRS Employer Identification No.)


One Parlex Place, Methuen, Massachusetts                 01844
(Address of Principal Executive Offices)               (Zip Code)


                               (978) 685-4341
            (Registrant's Telephone Number, Including Area Code)


                               Not applicable
        (Former Name or Former Address, if Changed Since Last Report)


This is page 1 of 4 pages.
Exhibit Index appears on page 4.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

      On March 15, 2000, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") which described the Registrant's acquisition (the "Poly-Flex Acquisition")of the stock of two Cookson Group plc wholly-owned subsidiaries, Poly-Flex Circuits Limited (a United Kingdom company) and Poly-Flex Circuits, Inc. (a Rhode Island corporation)(together "Poly-Flex"). The report indicated that the required financial statements and the pro forma financial information required by Article 11 of Regulation S-X would be filed by an amendment to such filing. This Report on Form 8-K/A files such information.

      Financial Statements of the Acquired Business

            (a) The required financial statements for the one year ended December 31, 1999 with respect to the acquired business are included herewith.

            (b) The required pro forma financial information with respect to the acquired business is included herewith.

            (c)   Exhibits:

Exhibit
Number         Exhibit
-------        -------

  2.1 Stock Purchase Agreement dated as of January 21, 2000, by and among Parlex Corporation, Cookson Group, plc and Cookson Investments, Inc.*

 10.S Loan Agreement dated as of March 1, 2000, by and between Parlex Corporation and Fleet National Bank.*

 23.1          Consent of Deloitte & Touche LLP.

 23.2          Consent of KPMG Audit Plc.

___________________
* Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K, dated March 15, 2000 and filed with the Securities and Exchange Commission on March 15, 2000.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PARLEX CORPORATION
                                       (Registrant)


                                       By: /s/ Peter J. Murphy
                                           --------------------------------
                                           Peter J. Murphy
                                           President and
                                           Chief Executive Officer

Dated:  May 23, 2000


                        INDEX TO FINANCIAL STATEMENTS

POLY-FLEX CIRCUITS, INC. and POLY-FLEX CIRCUITS LIMITED

  Independent Auditors' Report
  Report of the Independent Auditors for Poly-Flex Circuits Limited Combined Balance Sheet - December 31, 1999
  Combined Statement of Operations - Year Ended December 31, 1999
  Combined Statement of Stockholders' Equity - Year Ended
   December 31, 1999
  Combined Statements of Cash Flows - Year Ended December 31, 1999 Notes to Combined Financial Statements - Year Ended
   December 31, 1999

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  Introduction to Unaudited Pro Forma Combined Condensed
   Financial Statements
  Unaudited Pro Forma Combined Condensed Statement of Operations
   for the Year Ended June 30, 1999
  Unaudited Pro Forma Combined Condensed Statement of Operations -
   Nine Months Ended March 26, 2000
  Notes to Unaudited Pro Forma Combined Condensed Financial Statements


                        INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
 Poly-Flex Circuits, Inc. and Poly-Flex Circuits Limited:

We have audited the accompanying combined balance sheet of Poly-Flex Circuits, Inc. and Poly-Flex Circuits Limited (wholly owned subsidiaries of Cookson Group plc) ("Poly-Flex or the Companies") as of December 31, 1999, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These Companies are under common ownership and common management. These financial statements are the responsibility of Poly-Flex's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Poly-Flex Circuits Limited, which statements reflect total assets constituting 34% of the combined total assets at December 31, 1999, and total revenues constituting 37% of combined total revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Poly-Flex Circuits Limited, is based solely on the report of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, such combined financial statements present fairly, in all material respects, the financial position of Poly-Flex at December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Companies and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Companies had operated as separate companies from their parent. As discussed in Note 1 to the financial statements, a portion of expenses represents allocations from the Companies' parent applicable to the operations of the Companies.


\S\ Deloitte & Touche LLP
Boston, Massachusetts
May 18, 2000


                     REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors of Poly-Flex Circuits Limited

We have audited the accompanying balance sheet of Poly-Flex Circuits Limited as of 31 December 1999, and the related profit and loss account and cash flow statement for the year ended 31 December 1999, set out on pages 4 to 15. These financial statements are the responsibility of Poly-Flex Circuits Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which are substantially equivalent to United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material mis-statement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all respects, the financial position of Poly-Flex Circuits Limited as of 31 December 1999, and the results of its operations and cash flows for the year ended 31 December 1999, in conformity with accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the year ended 31 December 1999, and shareholders' funds as of 31 December 1999, to the extent summarized in Note 23 of "Notes to the financial statements".


/s/ KPMG Audit Plc
KPMG Audit Plc
Chartered Accountants
Registered Auditor

Southampton, England
18 May 2000


POLY-FLEX CIRCUITS, INC. AND POLY-FLEX CIRCUITS LIMITED

COMBINED BALANCE SHEET
DECEMBER 31, 1999 (Dollars in Thousands)
---------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $   853
  Accounts receivable - less allowance for doubtful accounts
   of $50                                                            3,557
  Inventories                                                        2,048
  Other current assets                                                  39
                                                                   -------

      Total current assets                                           6,497
                                                                   -------

PROPERTY, PLANT AND EQUIPMENT:
  Land                                                                 275
  Buildings                                                          5,248
  Machinery and equipment                                           24,943
  Leasehold improvements and other                                     809
                                                                   -------

      Total property, plant and equipment                           31,275

  Less accumulated depreciation and amortization                    14,491
                                                                   -------

      Property, plant and equipment - net                           16,784
                                                                   -------

GOODWILL, Net                                                          935
                                                                   -------

TOTAL ASSETS                                                       $24,216
                                                                   =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $ 1,366
  Accrued liabilities                                                1,234
                                                                   -------

      Total current liabilities                                      2,600
                                                                   -------

DEFERRED INCOME TAXES                                                  364
                                                                   -------

OTHER NONCURRENT LIABILITIES                                            73
                                                                   -------

DUE TO PARENT                                                        7,778
                                                                   -------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, Poly-Flex Circuits, Inc. $.01 par value -
   authorized, 8,000 shares; issued and outstanding, 1,000 shares        -
  Common stock, Poly-Flex Circuits Limited. $1.61 par value -
   authorized, 500,000 shares, issued and outstanding,
   355,555 shares                                                      573
  Additional paid-in capital                                        46,306
  Accumulated deficit                                              (33,443)
  Accumulated other comprehensive loss                                 (35)
                                                                   -------

      Total stockholders' equity                                    13,401
                                                                   -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $24,216
                                                                   =======

See notes to combined financial statements.


POLY-FLEX CIRCUITS, INC. AND POLY-FLEX CIRCUITS LIMITED

COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999 (Dollars in Thousands)
---------------------------------------------------------------------------

REVENUES - Product sales                                           $24,654

COSTS AND EXPENSES:
  Cost of products sold                                             17,539
  Selling, general and administrative expenses                       4,885
  Research and development                                             902
  Management fee                                                       950
                                                                   -------

      Total costs and expenses                                      24,276
                                                                   -------

OPERATING INCOME                                                       378

INTEREST EXPENSE                                                       709
                                                                   -------

LOSS FROM OPERATIONS BEFORE  PROVISION FOR INCOME TAXES               (331)

PROVISION FOR INCOME TAXES                                              76
                                                                   -------

NET LOSS                                                           $  (407)
                                                                   =======

See notes to combined financial statements.


POLY-FLEX CIRCUITS, INC. AND POLY-FLEX CIRCUITS LIMITED

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1999 (Dollars in Thousands)
---------------------------------------------------------------------------

                                                                                      Accumulated
                                                                                        Other
                                        Common Stock      Additional                 Comprehensive   Comprehensive      Total
                                      -----------------     Paid-in    Accumulated      Income          Income       Stockholders'
                                      Shares     Amount     Capital      Deficit        (Loss)          (Loss)           Equity
                                      ------     ------   ----------   -----------   -------------   -------------   --------------

BALANCE, JANUARY 1, 1999              356,555     $573      $46,306     $(33,036)        $(41)                          $13,802

  Comprehensive income - net loss           -        -            -         (407)           -           $(407)             (407)

  Other comprehensive income -
   foreign currency translation
   adjustment                               -        -            -            -            6               6                 6
                                                                                                        -----

  Comprehensive income (loss)                                                                           $(401)
                                      -------     ----      -------     --------         ----           =====           --------

BALANCE, DECEMBER 31, 1999            356,555     $573      $46,306     $(33,443)        $(35)                          $13,401
                                      =======     ====      =======     ========         ====                           =======

See notes to combined financial statements.


POLY-FLEX CIRCUITS, INC. AND POLY-FLEX CIRCUITS LIMITED

COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999 (Dollars in Thousands)
---------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $ (407)
                                                                    ------

  Adjustments to reconcile net loss to net cash provided
   by operating activities:
    Depreciation and amortization expense                            1,728
    Deferred income taxes                                               71
    Gain on sale of equipment                                           18
    Changes in current assets and liabilities:
      Accounts receivable - net                                        222
      Inventories                                                      279
      Other current assets                                               8
      Accounts payable and accrued liabilities                         (20)
                                                                    ------

        Total adjustments                                            2,306
                                                                    ------

        Net cash provided by operating activities                    1,899
                                                                    ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment                          (773)
  Proceeds from sale of equipment                                       25
                                                                    ------

        Net cash used in investing activities                         (748)
                                                                    ------

CASH FLOWS FROM FINANCING ACTIVITIES - Repayments to parent           (983)
                                                                    ------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                110
                                                                    ------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              278

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           575
                                                                    ------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $  853
                                                                    ======

See notes to combined financial statements.


POLY-FLEX CIRCUITS, INC. AND POLY-FLEX CIRCUITS LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999 (Dollars in Thousands)
---------------------------------------------------------------------------

1.    BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
      POLICIES

Business - Poly-Flex Circuits, Inc. and Poly-Flex Circuits Limited ("Poly-Flex" or the "Companies") design and manufacture polymer thick film ("PTF"), flexible circuits and flexible interconnect assemblies. Poly-Flex produces custom flexible circuits and flexible interconnect assemblies utilizing proprietary processes and patented technologies which are designed to satisfy the unique requirements of a wide range of customers. Poly-Flex provides its products and engineering services to a variety of markets including automotive, computer, military-aerospace, telecommunications, industrial control, medical and consumer.

On March 1, 2000, pursuant to a Stock Purchase Agreement dated January 21, 2000, by and among Parlex Corporation (the "Buyer") and Cookson Group plc and Cookson Investment, Inc. (together "Cookson" or the "parent"), Cookson sold all of the outstanding stock of the Companies to Parlex Corporation.

The accompanying combined financial statements include the historical basis financial statements of the Companies. The Companies have been operating as wholly owned subsidiaries of Cookson Group plc and participated in the consolidated health insurance and other programs of the parent. The financial statements have been prepared from the separate records maintained for the Companies for the year presented and include the historical assets, liabilities, revenue and expenses related to their business. For the year ended December 31, 1999, selling, general and administrative expenses include the Companies' share of expenses associated with certain executive salaries of $469 and health and other group insurance programs expense applicable to the Companies of $730 and pension expense related to contributions for the Companies' employees of $222. The Companies have also been allocated a management fee as determined annually by the parent. Such fee is considered a corporate overhead charge for rent, legal, interest and other corporate charges totaling $950 for the year ended December 31, 1999. Management believes that such charge is related solely to the Companies operating as part of a group of companies of the parent and would not have been incurred had the Companies operated on a stand-alone basis.

The financial information included herein does not reflect any adjustments that may be made by the Buyer to record the allocation of purchase price to the assets acquired and liabilities assumed in preparing an opening balance sheet, nor does it reflect what the results of operations are expected to be in the future or what the financial position and results of operations would have been had the Companies been separate stand-alone entities, independent of the parent, for the year ended December 31, 1999.

Basis of Combination - The combined financial statements include the accounts of Poly-Flex Circuits, Inc. and its affiliate, through common ownership, Poly-Flex Circuits Limited (a United Kingdom company). All intercompany transactions and balances have been eliminated.

Foreign Currency Translation - The functional currency of foreign operations is deemed to be the local country's currency. Assets and liabilities of operations outside the United States are translated into United States dollars using current exchange rates at the balance sheet date. Results of operations are translated at average exchange rates prevailing during each period.

Cash and Cash Equivalents - The Companies were included in the centralized cash management program of the parent, whereby excess operating cash of the Companies was transferred to the parent. Cash balances at December 31, 1999 represent amounts associated with miscellaneous accounts and excess cash not transferred to the Parent. Cash and cash equivalents include short-term highly liquid investments purchased with remaining maturities of three months or less.

Inventories - Inventories of raw materials are stated at the lower of first-in, first-out cost or market. Work in process represents costs accumulated under a job-cost accounting system, less the estimated cost of shipments, in the aggregate not in excess of net realizable value. At December 31, inventories consisted of:

            Raw materials                          $1,300
            Work in process                           506
            Finished goods                            242
                                                   ------

            Total                                  $2,048
                                                   ======

Property, Plant and Equipment - Property, plant and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives: buildings, 30-50 years; machinery and equipment 3-15 years; and leasehold improvements, over the shorter of estimated lives and the terms of the leases.

Goodwill - Goodwill represents the excess of cost over acquired assets. Goodwill is amortized on a straight-line basis over a 10-year period. Accumulated amortization at December 31, 1999 was $355.

Revenue Recognition - Product sales are recognized upon shipment.

Research and Development - Research and development costs are expensed as incurred and amounted to $902 for the year ended December 31, 1999. These amounts are reflected in the Companies' cost of products sold.

Income Taxes -The Companies' income or loss is reported as part of the consolidated tax return of their parent company. For financial statement reporting purposes, the Companies have accounted for income taxes as if they filed federal, state and local tax returns on a stand-alone basis. As such, the Companies account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to accounting for income taxes based upon the future expected values of the related assets and liabilities. Deferred income taxes are provided for items which are recognized in different years for tax and financial reporting purposes.

Use of Estimates - The preparation of the Companies' combined financial statements in conformity with generally accepted accounting principles in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Estimates include reserves for accounts receivable, useful lives of property, plant and equipment, accrued liabilities and deferred income taxes. Actual results could differ from those estimates.

Fair Value of Financial Instruments - SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature.

Stock-Based Compensation - The Companies account for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25 using the intrinsic value method as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, the recognition of compensation expense for the fair value of stock options and other equity instruments issued to employees and nonemployee directors. The difference between accounting for stock-based compensation under APB Opinion No. 25 and SFAS No. 123 is disclosed in Note 7.

Recently Adopted Accounting Pronouncements - The Companies have adopted the disclosure provisions of SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements.

SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Companies organize themselves as one segment reporting to the chief operating decision-maker. Revenue consists largely of product sales.

Future Adoption of Accounting Pronouncements - In December 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 will be adopted by the Companies during 2001. The Companies have not completed an evaluation of the effects of adopting SFAS No. 133 on its consolidated financial position, results of operations and financial statement disclosures.

2.    ACCRUED LIABILITIES

Accrued liabilities at December 31, 1999 consisted of:

            Payroll and related expenses            $  340
            VAT                                        195
            Interest                                   222
            Other                                      477
                                                    ------

            Total                                   $1,234
                                                    ======

3.    INCOME TAXES

The provision for income taxes for the year ended December 31 consisted of:

            Foreign:
              Deferred                                 $47
              Current                                   29
                                                       ---

            Total                                      $76
                                                       ===

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

      Statutory federal income tax rate                       34 %
      State income taxes, net of federal tax benefit           6
      Foreign income subject to tax at 30.25%                  9
      Nontaxable grant income                                 11
      Goodwill                                               (16)
      Meals and entertainment                                 (4)
      Other                                                   (1)
      Valuation allowance                                    (62)
                                                             ---

      Effective income tax rate                              (23)%
                                                             ===

Income before income taxes for the year ended December 31, 1999 consisted of:

            Domestic                                 $(569)
            Foreign                                    238
                                                     -----

            Total                                    $(331)
                                                     =====

Deferred income tax assets and liabilities at December 31, 1999 are attributable to the following:

Deferred tax liabilities - depreciation                       $ 2,433
                                                              -------

Deferred tax assets:
  Net operating loss carryforward                               7,607
  Inventories                                                      45
  Allowance for doubtful accounts                                  10
  Accruals                                                         70
  Intangible assets                                                 8
  Valuation allowance                                          (5,671)
                                                              -------

                                                                2,069
                                                              -------

Net deferred tax liability                                    $   364
                                                              =======

There were no income tax payments made in 1999.

At December 31, 1999, the Company had net operating loss carryforwards of approximately $18 million related to U.S. federal, foreign and state jurisdictions. Substantially all of these carryforwards will begin to expire at various times starting in 2006.

4.    BENEFIT PLANS

The Companies' employees are allowed to participate in the Cookson plc U.S. Employee Stock Purchase Plan. Employees may contribute up to $5,000, via payroll deductions throughout the year, and purchase shares in Cookson plc for 85% of the market value as of the date of grant.

The Companies have a 401(k) Savings Plan (the "Plan") covering all employees of the Companies who have six consecutive months of service and have attained the age of 21. Matching employer contributions are made to the Plan at an amount equal to 2 to 1 for every dollar of employee contribution up to a maximum of 4% of the employee's salary/wages. The Companies contributed $148 to the Plan for the year ended December 31, 1999.

Poly-Flex Circuits Limited participates in a multiemployer, defined benefit plan, administered by Cookson, covering all qualified employees aged 18 years or older. Total pension expense approximated $222 for 1999.

5.    COMMITMENTS AND CONTINGENCIES

The Companies lease certain property and equipment under agreements generally with initial terms from three to five years with renewal options. Rental expense for the year ended December 31, 1999 approximated $211. Future payments under noncancelable operating leases are:

                 2000                      $225
                 2001                       224
                 2002                       171
                 2003                       142
                 2004                       142
                 Thereafter                 709

From time to time, the Companies are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management is not aware of any current legal matters that will have a material adverse effect on the Companies' combined financial position, results of operations or cash flows.

6.    BUSINESS SEGMENT, MAJOR CUSTOMER AND INTERNATIONAL OPERATIONS

The Companies operate within a single segment of the electronics industry as a specialist in the interconnection and packaging of electronic equipment with its product lines of flexible printed circuits and related assemblies. The Companies organize themselves as one segment reporting to the chief operating decision-maker. Revenue consists of product sales and royalty income.

Customers exceeding 10% of the Company's sales during fiscal 1999 are as follows:

                                         Percentage of
                       Percentage        Gross Accounts
                       of Revenue        Receivable at
         Customer         1999         December 31, 1999
         --------      ----------      -----------------

            A              18%                10%
            B              11                  -
            C               9                  -
            D              10                 11
                           --                 --

                           48%                21%
                           ==                 ==

Summarized information relating to international operations is as follows for the year ended December 31, 1999:

      Revenues:
        United States                                       $13,381
        Europe                                                8,587
        Asia/Pacific                                          2,026
        Canada                                                  575
        Other                                                    85
                                                            -------

      Total revenues from unaffiliated customers            $24,654
                                                            =======

      The principal product group sales were:
        Flexible circuits                                   $21,388
        Control panels                                        3,266
                                                            -------

      Product sales                                         $24,654
                                                            =======

      Long-lived assets:
        United States                                       $23,531
        United Kingdom                                        8,679
                                                            -------

      Total                                                 $32,210
                                                            =======

7.    STOCKHOLDERS' EQUITY

Certain employees of the Companies participate in various stock option plans (the "Plans") established by Cookson. Stock options granted under the Plans are exercisable after three years and expire in ten years. At January 1, 1999, 35,359 options were outstanding under the Plans. During 1999, 23,805 options were granted at a weighted-average exercise price of $3.65 and no options were exercised or expired. At December 31, 1999, 59,164 options were outstanding at a weighted-average exercise price of $3.54.

The Companies account for stock options under APB No. 25 as permitted by SFAS No. 123. The stock options granted under the Plans contain provisions whereby the options are exercisable only if certain performance measurements are attained. Such provisions require variable plan accounting.

For the purposes of determining compensation expense under APB No. 25 and for the purposes of determining the pro forma effects as if the Companies were accounting for stock options using the fair value method prescribed under SFAS No. 123, a measurement date for determining compensation is required. As it is more likely than not that the performance measurements will not be attained, no measurement date has been established at the date of the stock option grant or at December 31, 1999.

8.    SUBSEQUENT EVENT

On March 1, 2000, Parlex Corporation purchased all the outstanding stock of the Companies through a stock purchase agreement (the "Agreement"). The purchase price consisted of cash of $19,650 and is subject to adjustment based upon the March 1, 2000 book value, as defined, of the Companies' assets and liabilities. The Agreement also provides for an adjustment to the purchase price based on the earnings, as defined, of Poly-Flex for the 10-month period following the acquisition.

                                 * * * * * *

                     INTRODUCTION TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED FINANCIAL STATEMENTS

      Pursuant to a Stock Purchase Agreement dated as of January 21, 2000 (the "Purchase Agreement"), by and among Parlex Corporation (the "Company"), and Cookson Group plc and Cookson Investments, Inc. (collectively "Cookson"), Parlex Acquisition Corporation (the "Acquisition Company"), a wholly-owned subsidiary of the Company, completed the acquisition (the "Poly-Flex Acquisition") of the stock of two Cookson Group plc wholly-owned subsidiaries, Poly-Flex Circuits Limited (a United Kingdom company) and Poly-Flex Circuits, Inc. (a Rhode Island corporation) (together "Poly-Flex"). The Poly-Flex Acquisition was completed on March 1, 2000. Pursuant to the Purchase Agreement, the Acquisition Company paid Cookson $19,650,000 in cash.

      The Purchase Agreement provides for adjustments to purchase price based upon the March 1, 2000 book value, as defined, of the Companies' assets and liabilities. The Agreement also provides for an adjustment to the purchase price based on the earnings, as defined, of Poly-Flex for the 10-month period following the acquisition.

      The Poly-Flex Acquisition has been accounted for under the purchase method of accounting. The following unaudited pro forma combined condensed financial statements give effect to the Poly-Flex Acquisition. A pro forma balance sheet is not included as of March 26, 2000 since the acquisition occurred on March 1, 2000, and as such is reflected in the Company's historical balance sheet appearing in the Company's Quarterly Report on Form 10-Q for the Quarter ended March 26, 2000. The unaudited pro forma combined condensed statement of operations give effect to the Poly-Flex Acquisition as if it had occurred on July 1, 1998. Such pro forma statement of operations does not include adjustments, if any, relating to any contingent consideration or purchase price adjustments. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company. The pro forma financial information is for informational purposes only and does not purport to represent what the Company's results of operations would have actually been had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated.

                      PARLEX CORPORATION AND POLY-FLEX
       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 1999

                                               Parlex Corp.    Poly-Flex         Pro Forma
                                               06/30/1999      06/30/1999       Adjustments       Combined
                                               ------------    ----------       -----------       --------

TOTAL REVENUES                                 67,047,000      25,795,000                        92,842,000

COST OF GOODS SOLD                             52,785,000      18,869,000(a)        427,000      72,081,000
                                               ----------      ----------                        ----------

GROSS PROFIT                                   14,262,000       6,926,000                        20,761,000

SELLING, GENERAL AND ADMINISTRATIVE EXP.        9,715,000       4,760,000(a)         42,000      14,517,000

MANAGEMENT FEES                                                 1,031,000(c)     (1,031,000)
                                               ----------      ----------                        ----------

OPERATING INCOME (LOSS)                         4,547,000       1,135,000                         6,244,000

  Interest expense                                226,000         653,000(b)        797,000       1,676,000
  Other (income) expense                         (360,000)         (8,000)                         (368,000)

INCOME BEFORE TAX AND MINORITY INTEREST         4,681,000         490,000                         4,936,000
                                               ----------      ----------                        ----------

  Tax                                             964,000         196,000(d)        (94,000)      1,066,000
  Minority interest                               697,000               0                           697,000
                                               ----------      ----------                        ----------

NET INCOME                                      3,020,000         294,000                         3,173,000
                                               ==========      ==========                        ==========

NET INCOME PER SHARE
  Basic                                              0.65                                              0.68
  Diluted                                            0.63                                              0.67

WEIGHTED AVERAGE SHARES
  Basic                                         4,661,790
  Diluted                                       4,770,874

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations


                       PARLEX CORPORATION AND POLY-FLEX
       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED MARCH 26, 2000

                                                                Poly-Flex
                                               Parlex Corp.    through date        Pro Forma
                                               03/26/2000     of acquisition      Adjustments     Combined
                                               ------------   --------------      -----------     --------

TOTAL REVENUES                                 70,021,000      15,069,000                        85,090,000

COST OF GOODS SOLD                             53,171,000      11,896,000 (a)       320,000      65,387,000
                                               ----------      ----------                        ----------

GROSS PROFIT                                   16,850,000       3,173,000                        19,703,000

SELLING, GENERAL AND ADMINISTRATIVE EXP.        8,762,000       3,509,000 (a)        32,000      12,303,000

MANAGEMENT FEES                                                   773,000 (c)      (773,000)
                                               ----------      ----------                        ----------

OPERATING INCOME (LOSS)                         8,088,000      (1,109,000)                        7,400,000

  Interest expense                                368,000         437,000 (b)       651,000       1,456,000
  Other (income) expense                           (4,000)        (66,000)                          (70,000)

INCOME BEFORE TAX AND MINORITY INTEREST         7,724,000      (1,480,000)                        6,014,000
                                               ----------      ----------                        ----------

  Tax                                           2,175,000        (586,000)(d)       (92,000)      1,497,000
  Minority interest                               949,000               0                           949,000
                                               ----------      ----------                        ----------

NET INCOME                                      4,600,000        (894,000)                        3,568,000
                                               ==========      ==========                        ==========

NET INCOME PER SHARE
  Basic                                              0.96                                              0.74
  Diluted                                            0.94                                              0.73

WEIGHTED AVERAGE SHARES
  Basic                                         4,805,473
  Diluted                                       4,883,645

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations


Notes to Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended June 30, 1999

The unaudited pro forma combined condensed statement of operations for the year ended June 30, 1999 gives effect to the Poly-Flex Acquisition as if it had occurred on July 1, 1998.

(a) The results of operations have been adjusted to reverse historical depreciation and amortization of $1,590,000 and record depreciation and amortization expense of $2,059,000 for the year ended June 30, 1999 based on a preliminary allocation of purchase price. The useful life of assets and goodwill to calculate depreciation and amortization is approximately 7 years and 10 years, respectively.

(b) Interest expense has been adjusted to reverse historical interest expense of $653,000 representing allocated interest from the prior parent, and to record $1,450,000 of additional interest related to the approximately $20,000,000 increase in debt to finance the Poly-Flex Acquisition. Interest expense was calculated using a current interest rate of 7.25%.

(c) The historical Poly-Flex financial statements include certain allocations from the prior parent for executive salaries, health and group insurance and pension costs applicable to the Poly-Flex business, and an allocated management fee for corporate overhead expenses.
      The allocated management fee of $1,031,000 has been eliminated. Management believes that such charge is related solely to the Companies operating as part of a group of companies of the parent and would not have been incurred had the Companies operated on a stand-alone basis.

(d) The income tax effects of the pro forma adjustments for deprecation and amortization, interest, and the allocated management fee have been calculated assuming a 40% statutory tax rate.

Notes to Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine-Months Ended March 26, 2000

The unaudited pro forma combined condensed statement of operations for the nine-months ended March 26, 2000 gives effect to the Poly-Flex Acquisition as if it had occurred on July 1, 1999.

(a) The results of operations have been adjusted to reverse historical depreciation and amortization of $1,193,000 and record depreciation and amortization expense of $1,545,000 for the nine-months ended
      March 26, 2000 based on a preliminary allocation of purchase price. The useful life of assets and goodwill to calculate depreciation and amortization is approximately 7 years and 10 years, respectively.

(b) Interest expense has been adjusted to reverse historical interest expense of $437,000 representing allocated interest from the prior parent, and to record $1,088,000 of additional interest related to the $20,000,000 increase in debt to finance the Poly-Flex Acquisition. Interest expense was calculated using a current interest rate of 7.25%.

(c) The historical Poly-Flex financial statements include certain allocations from the prior parent for executive salaries, health and group insurance and pension costs applicable to the Poly-Flex business, and an allocated management fee for corporate overhead expenses.
      The allocated management fee of $773,000 has been eliminated. Management believes that such charge is related solely to the Companies operating as part of a group of companies of the parent and would not have been incurred had the Companies operated on a stand-alone basis.

 (d) The income tax effects of the pro forma adjustments for deprecation and amortization, interest, and the allocated management fee have been calculated assuming a 40% statutory tax rate.

Allocation of Purchase Price

For the purposes of allocating purchase price to the assets acquired and the liabilities assumed, the Company has preliminarily allocated the purchase price as follows:

      Accounts Receivable                             $ 3,285
      Inventory, principally raw materials              2,283
      Prepaid Expenses                                    180
      Property, Plant and Equipment                    16,867
      Goodwill                                            186
                                                      -------
            Total Assets                               22,801

      Accounts Payable and Accrued Expenses             2,551
                                                      -------
            Total Purchase Price                       20,250
                                                      =======